UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

GOLDMAN SACHS TRUST

(Name of Registrant as Specified In Its Charter)

(none)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Dear Shareholder:
      As a shareholder of the Goldman Sachs Trust Funds, you recently received information in the mail regarding a special meeting of shareholders scheduled for August 3, 2007. Included in the package were proxy materials asking for your vote on important proposals that affect your investment. THE FUND’S BOARD OF DIRECTORS UNANIMOUSLY APPROVED ALL OF THE PROPOSALS AND RECOMMENDS THAT YOU VOTE “FOR” EACH PROPOSAL.
      Since we need and have yet to receive your vote on these important issues, please review the enclosed information and vote today using one of the easy methods listed below. If you were a shareholder of the Fund on the record date of May 14, 2007, regardless how few shares you own, you can weigh in on these proposals by voting today.
How can I easily vote my shares today?

1.	Vote by Telephone. You may cast your vote by telephone by calling the toll free number listed on the enclosed proxy card and by following the prerecorded information. Please have your proxy materials, including the control number on your proxy card, available.

2.	Vote via Internet. You may cast your vote using the internet by logging onto the internet address located on the enclosed proxy card and following the instructions on the website. Please have your proxy materials, including the control number on your proxy card, available.

3.	Vote by Mail. You may cast your vote by mail by signing, dating and mailing the enclosed voting instruction form or proxy card in the postage-prepaid return envelope provided.
      If you would like a representative to help you vote, or if you have any questions about the proposals or proxy materials, please call our proxy solicitation firm, D.F. King & Co., Inc., at (888) 605-1956.
YOUR VOTE IS VERY IMPORTANT.
PLEASE VOTE TODAY.